EXHIBIT 10.3

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is entered into effective October 30, 2009 (the "Effective Date") by and between Smoky Market Foods, Inc., a Nevada corporation (the "Company"), and William Korleski, an individual ("Consultant").

         WHEREAS, in connection with the potential construction of an expanded processing facility located on certain real property at 1511 and 1603 E 2nd Street, Webster City, Iowa, (the "Property"), the Company desires to retain the consulting services of Consultant, and Consultant desires to accept such engagement, on the terms and subject to the conditions set forth in this Agreement.

         Accordingly, in consideration of the mutual promises set forth below, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

         1. CONSULTING, DUTIES AND ACCEPTANCE.

                  1.1 ENGAGEMENT BY THE COMPANY. The Company hereby engages Consultant as a consultant of the Company for the Term (as defined in SECTION 2 below) to render consulting services for and on behalf of the Company as reasonably requested by the Chief Executive Officer ("CEO") of the Company, as confirmed to Consultant at the time of such request. Such services shall include, without limitation, (a) the design, contractor selection, and direct supervision and construction of additions to buildings located on the Property,
(b) procurement and installation supervision of food processing equipment required by the Company, (c) supervision of repairs and maintenance of Company-owned equipment, (d) procurement of large raw product inventory purchases and seasonal buying, (e) product and menu item development assistance,
(f) supervision of product distribution to Company distribution centers, including selection of carriers. Consultant shall be available during the Service Term for at least 25 hours per month to render such services in a manner reasonably satisfactory to the Company during the Term. It is understood and agreed that the Company shall pay for the procurement of the items referenced above.

                  1.2 ACCEPTANCE OF ENGAGEMENT BY CONSULTANT. Consultant hereby accepts the engagement described in SECTION 1.1 above and shall render the services described therein.

                  1.3 INDEPENDENT CONTRACTOR. Consultant and the Company acknowledge and agree that Consultant is independently engaged in businesses other than providing services under this Agreement, that the Company shall have no control over the manner and methods by which Consultant renders his services hereunder, and that in rendering services hereunder Consultant is acting as an independent contractor and not an employee of the Company. Consultant is not an agent of the Company and shall not have, or purport to have, authority to act on behalf of or bind the Company.

         2. TERM OF ENGAGEMENT. The term of this Agreement (the "Term") shall become binding and effective on the Effective Date and continue to be binding and effective until the Expiration of the Service Term. The term of Consultant's engagement with the Company (the "Service Term") shall commence on Service Commencement Date and continue until the earlier to occur of (a) three years from the Service Commencement Date, (b) any earlier date this Agreement is terminated as provided herein. The Service Commencement Date shall commence on the earlier to occur of (y) the date the Company exercises the "Addition Option," as such term is defined in the Second Amended and Restated Processing Agreement dated as of the Effective Date between the Company and Mary Ann's Specialty Foods, Inc., as the same may be amended from time to time, or (z) the one-year anniversary of the Effective Date.

                  2.1 TERMINATION BY THE COMPANY. This Agreement and Consultant's engagement may be terminated by the Company at any time, with or without cause, during the Term.

                  2.3 TERMINATION BY CONSULTANT. In light of the issuance of the Restricted Stock, as defined below, at the commencement of the Term, Consultant may not terminate this Agreement without the Company's prior written consent, which may be withheld for any or no reason, prior to the expiration of the Service Term.

         3. COMPENSATION.

                  3.1 COMPENSATION. As compensation for services to be rendered by Consultant pursuant to this Agreement, the Company hereby issues to Consultant one million (1,000,000) shares of common stock of the Company (the "Restricted Stock"). The Company shall issue certificates representing the Restricted Stock, with any legends required by this Agreement, within three business days of the Effective Date.

                  3.2 TAXES. Consultant shall bear all of his own tax liabilities arising out of or in connection with the grant of shares of Restricted Stock distributions with respect to such shares of Restricted Stock, and other additional compensation, if any paid by the Company (including, without limitation, self-employment and income taxes). The Company shall not, and shall not be obligated to, withhold any Social Security, Medicare or other payroll taxes on any amount paid to Consultant hereunder.

                  3.3 REIMBURSEMENT OF BUSINESS EXPENSES. Consultant may incur reasonable, ordinary and necessary business expenses in the course of his performance of his obligations under this Agreement, including expenses for travel, food, and entertainment expenses incurred for the benefit of the Company and authorized by the Company. The Company shall reimburse Consultant for all such business expenses if (i) such expenses are incurred by Consultant in accordance with the Company's business expense reimbursement policy, as may be established and modified by the Company from time to time; (ii) Consultant provides to the Company a record of (a) the amount of the expense, (b) the date, place and nature of the expense, (c) the business reason for the expense and (d) all supporting documentation as may be required from time to time by the relevant tax laws or regulations and (iii) Consultant has obtained prior written authorization for expenses, in the aggregate, in excess of $500 per month. The Company shall have no obligation to reimburse Consultant for expenses that are not incurred and substantiated as required pursuant to this SECTION 3.3.

                  4. RESTRICTIVE COVENANTS.

                  4.1 INTRODUCTION. Consultant acknowledges that (i) the Company, which, for purposes of this Article 4, includes all of the Company's affiliates and such subsidiaries and affiliates as may be formed, incorporated or acquired during the Covenant Period (as defined in SECTION 4.1.1), is engaged in the business of producing and selling smoked meats and associated barbecue food items indirectly to and through retail specialty and other stores and directly via a national chain of restaurants and stores, self-contained kiosks, and the world-wide web (the "Business"); (ii) he is one of a limited number of persons who will perform a significant role in developing the Business; (iii) the Business is conducted throughout the United States; (iv) by virtue of his work for the Company, he has been, and will be, given access to trade secrets of

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and confidential information concerning the Company and the Company's clients, employees, consultants, proposed acquisition targets, and financing sources (collectively, the "Key Associates" and individually, a "Key Associate"); (v) the agreements and covenants contained in this ARTICLE 4 are essential to protect the Business, goodwill and trade secrets of the Company; and (vi) he has means to support himself and his dependents other than by engaging in the Business and the provisions of this ARTICLE 4 will not impair such ability. Accordingly, Consultant covenants and agrees as follows:

                           4.1.1 COVENANT PERIOD. For purposes of this
         Agreement, the term "Covenant Period" shall mean (i) the period between the Effective Date and the end of the Term; and (ii) twelve months from the date the Term or this Agreement terminates for any reason, with or without cause.

                           4.1.2 NON-SOLICIT. During the Covenant Period, Consultant shall not, directly or indirectly (i) solicit, or cause or encourage the soliciting of, or cause to divert or take away any Key Associate of the Company; (ii) in any way actively discourage Key Associates or potential Key Associates from doing business with the Company; (iii) in any way disparage the Company; or (iv) engage in or take part in any endeavor to persuade any of the Key Associates of the Company to do anything which would be a direct disadvantage to the Company.

                           4.1.3 NON-DISCLOSURE AND NON-USE. During the
         Restricted Period and thereafter Consultant agrees and covenants that
         Consultant: (i) shall not ever directly or indirectly, intentionally or unintentionally, reveal, disclose, furnish, make accessible, or disseminate to any person who is not employed by the Company any Proprietary Information (as hereinafter defined) or any other matter concerning the business affairs of the Company or of any Key Associate of the Company, except only as may be expressly required in performing services for the Company; (ii) shall not use Proprietary Information to the detriment of, or adverse to the interests of, the Company; (iii) shall use his best efforts to keep all Proprietary Information confidential; and (iv) shall not purchase or sell securities of the Company (other than in transactions with the Company) while in possession of Proprietary Information that is material (as such term is used under Rule 10b-5 promulgated under the Securities Act) and is not generally available to the public. The obligations of Consultant under this SECTION 4.1.3 shall continue notwithstanding the expiration or earlier termination of this Agreement for any reason (and without regard to whether Consultant's engagement is terminated for "Cause"). For purposes of this Agreement, "Proprietary Information" shall mean any and all information and compilations of information (whether such information is labeled or identified as confidential, is tangible or intangible or was furnished before or after the date of this Agreement) relating to the Company or the Business provided or available to Consultant, or to which Consultant has or had access or which he compiles or has compiled, both prior to Consultant's association with the Company and while associated with the Company as a consultant or otherwise including, without limitation, the following items: (i) information, technology, ideas, concepts, know-how, technical data, processes, techniques, inventions, discoveries, works of authorship, data, materials, research projects, plans for future developments, trade secrets developments improvements, uses, enhancements, modifications; (ii) patents, copyrights, trademarks, service marks and applications for any of the foregoing items in this clause (ii); (iii) service names, business techniques, computer programs and software, source materials, customer and key supplier lists, lists of potential customers, and methods of business operations; (iv) customer and distribution information; (v) personnel data relating to the Company's employees and independent contractors, including compensation arrangements of such employees and independent contractors; (vi) internal plans, practices and procedures, including business plans, marketing and sales plans, strategic plans, business acquisition plans, new personnel acquisition plans, budgets and forecasts; (vii) the terms and provisions of any agreements between the Company and any third party; and (viii) information relating to persons which have requested, or to whom the Company has sent information regarding the Company or the Business or both. Notwithstanding the foregoing, Proprietary Information shall not include information that has become public knowledge other than by Consultant's breach of this Agreement or is required by law to be disclosed (in which case Consultant will first give the Company written notice of such requirement reasonably in advance of such anticipated required disclosure).

                           4.1.4 PROPERTY OF THE COMPANY. Consultant acknowledges that all Proprietary Information and all tangible items including, without limitation, all documentation, papers, notes, tapes, cards, compilations (whether in electronic, digital or any other format), files (whether in written, electronic or any other format and disks) containing or relating to any Proprietary Information or to past, existing or contemplated business, research development or work of the Company; and all copies, excerpts and summaries thereof (the "Proprietary Materials") are property of the Company. Consultant hereby assigns all Proprietary Information and Proprietary Materials to the Company and agrees that all Proprietary Materials shall be delivered to the Company promptly upon the termination of Consultant's engagement (whether such termination is for Cause or otherwise) or at any other time on request of the Company.

                  4.2 RIGHTS AND REMEDIES UPON BREACH. If Consultant breaches, or threatens to commit a breach of, any of the provisions of SECTION 4.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                           4.2.1 SPECIFIC PERFORMANCE. The right and remedy to seek to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                           4.2.2 INJUNCTIVE RELIEF. The right to seek injunctive relief without the posting of any bond or security and without any showing of actual damages.

                           4.2.3 ACCOUNTING. The right and remedy to seek to require Consultant to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Consultant as the result of any transactions constituting a breach of the Restrictive Covenants.

                  4.3 SEVERABILITY OF COVENANTS. Consultant acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                  4.4 BLUE-PENCILING. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision, such court shall have the power to reduce the duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         5. REPRESENTATIONS AND WARRANTIES. In order to induce each party hereto to enter into this Agreement, each party hereby acknowledges, represents, warrants and agrees that:

                  5.1 Such party has legal capacity and full power and authority to enter into this Agreement and consummate the transaction contemplated hereby.

                  5.2 This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such party except only
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights and/or the relief of debtors generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  5.3 Neither the execution or delivery of this Agreement nor the performance of such party's obligations will (i) violate any restriction of any government, governmental agency or court to which such party is subject,
(ii) conflict with, result in a breach of, constitute a default under or require any notice under any agreement, arrangement or contract to which such party is a party or by which such party is bound or (iii) be limited or restricted by any such agreement, arrangement or contract.

                  5.4 Each of the statements contained in the first paragraph of
SECTION 4.1 hereof is true and correct as of the date hereof.

         6. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. In order to induce the Company to issue the Restricted Stock, Consultant represents, warrants and agrees that:

                  6.1 Consultant is the sole and true party in interest, will hold the Restricted Stock for his own account, will not hold the Restricted Stock issued hereunder for the benefit of any other person, and has no intention of holding or managing the Restricted Stock with others or any intent of presently selling, distributing or otherwise disposing of any portion of the Restricted Stock.

                  6.2 Consultant (i) is a citizen of the United States, (ii) is at least 21 years of age, and (iii) is a bona fide permanent resident of and is domiciled in Iowa and has no present intention of becoming a resident of any other state or jurisdiction.

                  6.3 Consultant is a natural person (i) whose individual net worth, or joint net worth with his spouse, at the time of this Agreement exceeds $1,000,000, or (ii) has had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

                  6.4 Consultant is aware that being compensated in the Restricted Stock is highly speculative and subject to substantial risks. Consultant has adequate means of providing for his current needs and possible contingencies, and is able to bear the high degree of economic risk of this compensation arrangement, including, but not limited to, the possibility of the complete loss of Consultant's entire compensation, the lack of a public market, and the limited transferability of the Restricted Stock, which may make the liquidation of Consultant's compensation impossible for the indefinite future.

                  6.5 Consultant has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of being compensated with the Restricted Stock and making an informed decision.

                  6.6 Consultant understands that the Restricted Stock will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities laws, in partial reliance upon exemptions from registration for certain private offerings. Consultant understands and agrees that the Restricted Stock, or any interest therein, may not be resold or otherwise disposed of by Consultant unless the Restricted Stock is subsequently registered under the Securities Act and under all applicable state securities laws or unless the Company receives an opinion of counsel, satisfactory to it that an exemption from registration is available. Further, Consultant understands that only the Company can take action so as to register the Restricted Stock and the Company is under no obligation to do so.

                  6.7 Consultant acknowledges and represents that he, has been given a reasonable opportunity to review all documents, books and records of the Company pertaining to this Agreement, has had access to documents filed by the Company on the SEC's EDGAR document storage and retrieval system ("EDGAR") by the Company, has been supplied with all additional information concerning the Company and the Restricted Stock that has been requested by Consultant, has had a reasonable opportunity to ask questions of and receive answers from the Company or its representatives concerning this Agreement, and that all such questions have been answered to the full satisfaction of Consultant.

                  6.8 Consultant has received no representations, written or oral, from the Company or its officers, directors, employees, attorneys or agents, other than those contained in this Agreement. In making his decision to be compensated with the Restricted Stock, Consultant has relied solely upon this Agreement, documents filed by the Company on EDGAR and independent investigations made by him or his representatives without assistance of the Company.

                  6.9 Consultant understands and agrees that the following restrictions and limitations are applicable to his purchases and resales, pledges, hypothecations or other transfers of the Restricted Stock:

                           6.9.1 The Restricted Stock shall not be sold,
                  pledged, hypothecated or otherwise transferred unless registered under Securities Act and applicable state securities laws or an exemption from registration is available;

                           6.9.2 Each certificate or other document evidencing
                  or representing the Restricted Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE COMMON STOCK OF THE COMPANY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITES COMMISSION OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITES ACT OF 1933, AS AMENDED, AND VARIOUS APPLICABLE STATE SECURITES LAWS. THIS STOCK MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR ASSIGNED OR A SECURITY INTEREST CREATED THEREIN, UNLESS THE PURCHASER, TRANSFEREE, ASSIGNEE, PLEDGEE OR HOLDER OF SUCH SECURITY INTEREST COMPLIES WITH ALL STATE AND FEDERAL SECURITIES LAWS (I.E., SUCH SHARES ARE REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER) AND UNLESS THE SELLER, TRANSFEROR, ASSIGNOR, PLEDGOR OR GRANTOR OF SUCH SECURITY INTEREST PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION CONTEMPLATED WOULD NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

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

                           6.9.3 Stop transfer instructions have been or will be
                  placed on the Restricted Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

                           6.9.4 Following the six-month anniversary of the date
                  the Restricted Stock is issued, the Company will remove the restrictive legends from the shares of Restricted Stock (including the legend set forth in Sections 6.9.2) upon its receipt of documentation in standard form evidencing (i) the sale of the Restricted Stock in compliance with Rule 144 promulgated under the Securities Act ("RULE 144"), or (ii) the eligibility of the Restricted Stock for sale under the last sentence of Rule 144(b)(1)). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly upon the occurrence of any of the events in clauses (i) or (ii) above to effect the removal of the legend hereunder.

                  6.10 Consultant represents and affirms that none of the following information has ever been represented, guaranteed or warranted to Consultant, expressly or by implication, by any person:

                           6.10.1 The approximate or exact length of time that
                  Consultant will be required to hold the Restricted Stock;

                           6.10.2 The percentage of profit and/or amount of or
                  type of consideration, profit or loss to be realized, if any, as a result of holding equity securities in the Company; or

                           6.10.3 The possibility that the past performance or
                  experience on the part of the Company or any affiliate, or any officer, director, employee or agent of the foregoing, might in any way indicate or predict the results of ownership of the Restricted Stock or the potential success of the Company's operations.

                  6.11 Consultant represents that he understands that (i) the Company is a development stage company and has limited sales revenues to date,
(ii) any investment in the Restricted Stock is highly speculative and is subject to a high degree of risk, and (iii) there are substantial restrictions on the transferability of, and there will be a limited public market for the Restricted Stock, and it may be impossible to liquidate in the Restricted Stock in case of an emergency.

         7. OTHER PROVISIONS.

                  7.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon receipt when sent by registered or certified mail, return receipt requested, (c) by facsimile, or (d) on the first business day following deposit with a delivery service if sent by FedEx or other express delivery service (receipt and next business day delivery requested; provided, however, if the records of such delivery service indicate that delivery was made on a later date, then such later delivery date shall be the date on which such notice is deemed to have been duly given) in each case to the other party at the following addresses (or to such other address for a party as shall be specified by like notice, provided, that notices of a change of address number shall be effective only upon receipt thereof):

                  If to the Company, to:       Smoky Market Foods, Inc.
                                               Attention: Edward Feintech
                                               804 Estates Dr., Suite 100
                                               Aptos, California 95003
                                               Fax: (831) 685-4782

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

                  If to Consultant, to:        William Korleski
                                               Mary Ann's Specialty Foods, Inc.
                                               1511 E. 2nd St.
                                               Webster City IA 50595
                                               Fax: (515) 832-6240

                  7.2 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without reference to its choice of law provisions. The parties hereby subject themselves to the jurisdiction of the federal and state courts located within the State of Iowa and agree that the exclusive venue and place of jurisdiction for any lawsuit arising under or related to this Agreement shall be the State of Iowa.

                  7.3 SERVICE OF PROCESS. Each party hereto hereby waives personal service of process and consents that service of process upon him or it may be made by certified or registered mail, return receipt requested, or by commercial carrier or by hand, at his or its address specified in or determined in accordance with the provisions of SECTION 7.1, and service so made shall be deemed completed after such service is received at such address. Nothing herein shall affect the right to serve process in any other manner permitted by law.

                  7.4 ATTORNEY FEES. In the event an action or proceeding is brought by any party under this Agreement to enforce or construe any of its terms, the party that prevails by enforcing this Agreement shall be entitled to recover, in addition to all other amounts and relief, its reasonable costs and attorney fees incurred in connection with such action or proceeding.

                  7.5 TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY AND ALL ACTIONS OR PROCEEDINGS BROUGHT WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE PARTIES OR THE ENFORCEABILITY THEREOF.

                  7.6 SEVERABILITY. If any term or provision of this Agreement shall be adjudicated to be invalid, illegal or unenforceable, this Agreement shall be deemed amended to delete therefrom the term or provision thus adjudicated to be invalid, illegal or unenforceable and the validity of the other terms and provisions of this Agreement shall not be affected thereby. It is the intent and desire of the parties that this Agreement be enforced to the fullest extent permitted by law.

                  7.7 COOPERATION. Each party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as any party may reasonably request or as may be reasonably necessary or appropriate to effectuate, consummate or perform any of the terms, provisions or conditions of this Agreement.

                  7.8 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, representations and agreements between the parties, written or oral, with respect to such subject matter.

                  7.9 PARTIES IN INTEREST. This Agreement shall extend to and be binding upon the successors, assigns, heirs and legal representatives of the parties hereto. No party hereto may sell, assign, transfer, pledge or encumber any of such party's rights or delegate any of such party's duties or obligations under the terms of this Agreement without the prior written consent of the other party hereto. Any attempt at such a sale, assignment, transfer, pledge, encumbrance or delegation by any party without such prior consents and approvals shall be void AB INITIO.

                  7.10 CONSTRUCTION. The section headings used in this Agreement are for convenient reference only and shall not be considered or referred to in resolving any interpretation of this Agreement. Unless otherwise indicated, references herein to sections shall be deemed and construed to refer to the corresponding sections of this Agreement. Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. This Agreement shall be construed as though all parties had drafted it. The term "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or entity, or any government or other agency or political subdivision thereof. The term "including" as used herein shall mean "including, without limitation."

                  7.11 COUNTERPARTS; FACSIMILE. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument. Counterparts and signatures transmitted by facsimile shall be valid as originals.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                  THE COMPANY:

                                  SMOKY MARKET FOODS, INC.,
                                  a Nevada corporation



                                  /S/ EDWARD FEINTECH
                                  -----------------------------------
                                  Name:   Edward Feintech
                                  Title:    Chief Executive Officer


                                   CONSULTANT:


                                   /S/ WILLIAM KORLESKI
                                   ----------------------------------
                                   William Korleski, an individual






                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]

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